

Adial PHARMACEUTICALS

CORPORATE OVERVIEW

January 2025

Forward Looking Statements

This presentation includes statements that are, or may be deemed, "forward-looking statements." In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "might," estimates," "approximately," "expects," "anticipates," "intends," "estimates," "plans," "seeks," "may," "should," "could," "would," "will", "future," "likely," "goal," "continue," "appears," "suggests," "ongoing," or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. Forward looking statements appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned discovery and development of drugs targeting alcohol addiction, the strength and breadth of our intellectual property, our planned clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our ability to partner our product development, the degree of clinical utility of our products, particularly in specific patient populations, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law.

You should read carefully our "Cautionary Note Regarding Forward-Looking Statements" and the factors described in the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent reports that have been filed with the Securities and Exchange Commission (the "SEC") to better understand the risks and uncertainties inherent in our business.

AD-04 For the Treatment of Alcohol Use Disorder



- First Precision Medication in Field After FDA Approval
- Novel Indication in AUD
- Harm Reduction vs Abstinence
- Companion Diagnostic Biomarker
- Safety and Tolerability Comparable to Placebo
- Phase 3 ready Molecule

Executive Summary of AD-04

AD-04: small molecule (ondansetron hcl) with established clinical profile - defined by 40+ years of clinical experience
PK/PD data supporting twice-daily oral formulation. Near micro doses with a safety and tolerability profile (comparable to placebo) – no hepatic, CNS, immune, or cardiovascular toxicity
MOA: Established-highly selective, specific 5HT-3 antagonist. Dose related effects appear differentiated at receptor level and new-research suggests ondansetron may demonstrate effects on neuroplasticity and inflammation[1,2,3]
Unique AUD benefits as monotherapy, and especially well suited with broad potential as adjunct treatment for use in other neuropsychiatric disorders, (e.g., dual diagnosed patients, pain, neurodegeneration)
Patent protection: 13 granted US Patents bring exclusivity to 2032 with potential extensions to 2044
2-year inflection point w key milestones based on clinical program design: Pivotal trial data read out Conservative financial estimates based on a narrow, accessible patient population (Moderate- and Severe- AUD) and targeted commercial assumptions/efforts suggest: - $29M investment to conduct two clinical trials required for FDA approval (90% PoS) - Launch in 2027; 5 years to peak share; peak NR = $849M (est.)
Experienced execution team: Extensive clinical development and commercial launch expertise

Adial is seeking a partner to assist with the development and post approval launch of AD-04 in the U.S.

1. Irving, H., Turek, I., Kettle, C., & Yaakob, N. (2021). Tapping into 5-HT$_3$ Receptors to Modify Metabolic and Immune Responses. *International journal of molecular sciences*, *22*(21), 11910. https://doi.org/10.3390/ijms222111910
2. Gholami, A., Minai-Tehrani, D., & Eriksson, L. A. (2023). In silico and in vitro studies confirm Ondansetron as a novel acetylcholinesterase and butyrylcholinesterase inhibitor. *Scientific reports*, *13*(1), 643.
3. Lili Tao, Zhenhui Zhang, Chuang Li, Minxuan Huang, Ping Chang (2024). The therapeutic targets and signaling mechanisms of ondansetron in the treatment of critical illness in the ICU. Front. Pharmacol., 20 August 2024 Sec. Experimental Pharmacology and Drug Discovery, Volume 15 - 2024

Background: Adial, the Science and AD-04 Development

SSRI's: 1990's-building on pioneering research of the human serotonin transporter (SERT) and studies revealing SSRIs could impact drinking behavior in some patients, the field witnessed some synergies when combining/complementing SSRIs with drugs that blocked specific serotonin receptors in the brain believed to beassociated with addiction neurocircuitry.
5HT-3 receptors: emerged as a drug target of interest and an academic group based at the University of Virginia (UVA) began to examine the 5HT-3 receptor antagonist Ondansetron as a potential treatment for alcoholism.
Human genome: within the same time frame the human genome was mapped and research into genetics and medicine exploded. There was understandably a heavy focus on SERT. Findings converged on 2 key SERT genotypes potentially associated with the pathology of several psychiatric illnesses, including alcoholism.
Grant funding: enabled UVA to advance the science and conduct several preclinical and small-scale clinical studies (including early discovery cohorts). These UVA studies identified a potential signal to treat AUD with Ondansetron in patients with the 2 key SERT genotypes, and certain other disease attributes, and lifestyle characteristics. Adial Pharmaceuticals was subsequently founded in 2010.
Larger Study POC (proof of concept): The UVA findings culminated into the conduct of a larger scale RCT (research clinical trial) exploring the efficacy of 11 weeks of treatment with Ondansetron in patients with the key SERT genotypes, subtypes of alcoholism, certain drinking patterns and other attributes that may predict response. The successful outcomes of these studies led to the formation of Adial and an IPO in 2018 (NASDAQ: ADIL)
ONWARD Trial: Adial then conducted a multi-site RCT trial in EU, investigating the efficacy of AD-04 in the patients with the 2 key identified SERT genotypes from the 11-week study. This study while technically a Ph3, was designed to also advance the precision to detect efficacy by incorporating discovery cohorts andendpoints to explore additional parameters of response, including advances in the field informing 5HT-3 receptor specific genetics.
COVID: Onward faced challenges associated with COVID, however still completed in 2022. While the trial did not separate from placebo on the primary endpoint in the overall SERT biomarker group. Pre-planned analysis of the discovery/exploratory groups, revealed the 5HT-3 receptor subtype biomarkers were likely driving the potential signal of response. These findings were confirmed by post hoc analysis of the previous studies and at least one external study conducted independently showed similar findings in the select SERT genotypes.

There is a cogent scientific rational for the findings. While SERT function and levels of serotonin may impact response, a more compelling case is that 5HT-3 receptor genotypes would influence the response to AD-04 a 5HT-3 receptor antagonist.

Strategic Considerations

Focus has been on understanding the results within the precision medicine frame-work and modifying our assumptions accordingly.

Detailed analysis of the all the clinical data, especially the 11-week RCT POC study and ONWARD trial results, market research with physicians and payers confirm a clear path forward and we are well positioned to advance to the phase 3 registration program, and potential FDA approval with a profitable US commercial strategy

Key Details:

- The genotype (AG+) meets the FDA agreed primary endpoint. This same genotype also showed a response in the US-based 11-week RCT trial (POC) conducted over 10 years ago.
- The genotype (GG+) could be promising and can be explored further in the future as a potential label expansion
- These genotypes are part of the existing genetic panel used to qualify patients for AD-04 treatment in clinical trials, are easily identified, and are estimated to exist in about 20% (including GG+) of the adult total population.
- This approach provides a precision medicine targeted patient population for AD-04 and research supports it is an attractive commercial opportunity, once approved, in the United States
- A Type-C meeting with the FDA in April 2023 supports the clinical development path for AD-04.
- The payer research indicated broad market access and reimbursement and validated a unit price significantly higher than our expectations
- The physician research has crystallized our positioning and validated our commercial assumptions for AD04.

AD-04 A U.S. Phase 3 Ready Molecule

Precision Medicine Development: AD-04 for a new indication: AUD



Biomarker Driven Drug Development (Iterative Discovery, Learn and Confirm)

- Based on the MOA, the program successively conducted studies designed to determine patient and disease traits, genotypes (biomarkers) , environmental factors, and lifestyle choices, predictive of response
- Studies evaluated a broad range of population, age range and disease attributes to understand the patients most likely to benefit from treatment (14-85 years old, males and females, multi-ethnic, related comorbidities, age of onset, baseline drinking
- Response Biomarkers (multiple investigations were conducted, resulting in converging lines of evidence across independent studies for MOA related genotypes, and corroborative biomarkers linked to response and gene expression)

Results from 7 Key clinical studies (including 2 Adial clinical trials) provide a strong foundation of evidence characterizing AD-04 in patients with AUD and informing the key design elements of the planned Phase 3 Registration Program (e.g., dose, target patient population, disease attributes, biomarkers, safety, tolerability, metabolism)

AUD: Disease Overview / Burden

- AUD is characterized by an impaired ability to stop or control alcohol use despite social, occupational, or health consequences
- AUD is considered a brain disorder and can be classified as mild, moderate, or severe (by DSM-VR criteria)
  - Lasting changes in the brain caused by alcohol misuse perpetuate AUD and make individuals vulnerable to relapse
  - Current treatment is by addiction specialists and psychiatrists
- High Morbidity and Mortality: ~95,000 people (~68,000 Men and ~27,000 Women) die from alcohol-related causes annually in the U.S. (third leading cause of preventable cause of death in the U.S.)

Epidemiology [1,2,3]

- Majority of AUD cases are undiagnosed / untreated
- Less than 1% of AUD patients receive MAT



~29.5M
~2.7M
~1.3M
~0.3M
Patients with AUD (13.9% of 18+ pop.,~212M
Patients seeking treatment for AUD (8% of total)
Patients seen by an AUD, HCP (4% of total)
Patients received MAT for AUD (0.8% of total)

Treatment Objectives

- Moderate-AUD patients represent the largest unmet opportunity as they are drinking at unhealthy levels but are not yet presenting functional impairment
- Severe-AUD patients represent the vast majority of patients receiving treatment and present the largest socio-economic burden

Seeking Treatment by DSM-V[(4)] (millions)



Mild, 0.50M, 18%
Moderate, 0.40M, 15%
Severe, 1.9M, 67%

Source: Company presentations, National Institute of Alcohol Abuse and Alcoholism (NIAAA), SAMHSA and NIAAA Understanding Alcohol Use Disorder.
Note: AUD = Alcohol Use Disorder; MAT = Medicine Assisted Therapy; HCP = Healthcare Professional

1. Grant, B. F., Goldstein, R. B., Saha, T. D., Chou, S. P., Jung, J., Zhang, H., Pickering, R. P., Ruan, W. J., Smith, S. M., Huang, B., & Hasin, D. S. (2015). Epidemiology ofDSM-5Alcohol Use Disorder. JAMA Psychiatry, 72(8), 757. https://doi.org/10.1001/jamapsychiatry.2015.0584
2. Note: Some sources cite ~15M as the prevalence of AUD in the United States. 15M individuals is based on the older DSM-IV AUD criteria. The DSM-IV criteria loosely map to DSM-V moderate- and severe- AUD. So, the difference between these two numbers (35M vs. 15M) is assumed to be largely due to the inclusion of the mild-AUD population.
3. Quality, S., Center for Behavioral Health Statistics and. (n.d.). Key Substance Use and Mental Health Indicators in the United States: Results from the 2020 National Survey on Drug Use and Health. Www.samhsa.gov. https://www.samhsa.gov/data/sites/default/files/reports/rpt35319/2020NSDUHFFR102121.htm
4. Grant, B. F., Goldstein, R. B., Saha, T. D., Chou, S. P., Jung, J., Zhang, H., Pickering, R. P., Ruan, W. J., Smith, S. M., Huang, B., & Hasin, D. S. (2015). Epidemiology ofDSM-5Alcohol Use Disorder. JAMA Psychiatry, 72(8), 757. https://doi.org/10.1001/jamapsychiatry.2015.0584

Alcohol is the #1 risk factor for death in the U.S.

(~13.9% of US population over 18 yrs, or 29.5M have AUD)

Significant Segment of Market Not Being Addressed in U.S.

Current Market Solutions are failing

Large market opportunity for a product that can address patient needs

<5%

Treatment Rate:
~2.7M patients seeking treatment. Due to limitations of existing therapies, and **<5% of patients with AUD in the US receive treatment** (over 28M patients are left untreated)

>$10B

Market Size:
Multibillion-dollar market opportunity with limited competition & high unmet need

29.5M Patients with AUD in US



Only 1.3M patients receive treatment

Sources: SAMHSA, Center for Behavioral Health Statistics and Quality. 2022 National Survey on Drug Use and Health. Tables 5.9A. Sources: NIAAA Alcohol Facts & Statistics. www.cdc.gov/features/costsofdrinking/index.html accessed June 3, 2020. The Lancet Sep. 2018., WHO Fact Sheets www.who.int/news-room/fact-sheets/detail/alcohol

Clinical Development & Efficacy

A Phase 1 Pharmacokinetic (PK) bridging study (AD04-103) was completed to satisfy FDA 505(b2) registration requirements

2 Key Adial clinical trials most inform the design of the future planned Phase 3 US FDA registration program:

- Adial evaluated AD-04 in two RCTs (An RCT of 11 weeks treatment, and ONWARD a RCT conducted in EU) each with different objectives and primary clinical endpoints
- The 11-week trial (POC) led to the identification of several genotypes that appeared to be predictive of good response to AD-04
- The ONWARD trial focused primarily on the LL/TT genotype while also including discovery cohorts of select 5HT-3 receptor genotypes. The trial was conducted in Europe and included stratification based on alcohol consumption levels (≤10 DDD and ≥ 10 DDD). The LL/TT population did not separate from placebo on the primary endpoint and the trial was not designed to confirm efficacy of the 5HT-3 receptor genotypes.
- Analysis of the 5HT-3 receptor genotypes revealed select groups which were responsive particularly within the ≤10 DDD population (baseline drinking criteria has consistently predicted response)
- Further analysis showed that in several instances patients presented in more than one genotype. This overlap essentially results in three distinct patient groups (AG, LL/TT, and GG).
- **Analysis of both the above trials showed that the AG genotype appears to respond to AD-04 and thus this group is the focus of the proposed US Phase 3 program. Additionally, the GG group may respond based on its response curve trend (albeit based on very limited sample size).**

AD-04 103: Phase 1 PK Bridging study Completed

- *Adial's formulation exhibited predictable bioavailability relative to the reference standard, near micro-doses exhibited dose proportionality in pharmacokinetic exposure, and no food effect*
- *Rapidly absorbed following oral administration and dose proportional change in exposure with a 3-fold increase in dose , LC-MS/MS LOQ of 20 pg/mL. Half-life consistent with higher ondansetron dose levels*

AD-04 103 Conducted in 2 Phases (Total 30 Healthy Volunteers)

Cohort 1 (N=6)

Randomized, open-label, 2-sequence, 2-period crossover study to evaluate the PK variability of ondansetron from AD-04 0.33 mg and 0.99 mg.

Cohort 2 (N=24)

Randomized, open-label, 6-sequence, 4-period crossover study

- To evaluate relative bioavailability of AD-04 0.33 mg tablet compared to a marketed ondansetron 4 mg tablet
- To evaluate the dose proportionality of ondansetron PK between AD-04 0.33 mg and 0.99 mg
- To evaluate the effect of food on the bioavailability of ondansetron administered as the AD-04 0.33 mg tablet

Ondansetron Plasma Concentration Profile a Single Oral Dose of 330 or 990 ug (n=6)



0.33mg
0.99mg
Mean (SD) Ondansetron Concentration (ng/mL)
10
1
0.1
0.01
0.001
LLOQ = 0.02 ng/mL
0
2
4
6
8
10
12
14
16
18
20
22
24
Time (hours)

PK Parameter GeoMean (GCV%)	AD-04 0.33mg (N=6)	AD-04 0.99mg (N=6)
Cmax (ng/mL)	0.988 (30.3%)	2.89 (29.5%)
AUClast (ng.h/mL)	7.44 (33.0%)	21.7 (41.3%)
AUCinf (ng.h/mL)	7.98 (36.0%)	23.2 (44.0%)
T1/2 (h)	5.59 (29.5%)	5.51 (24.2%)
Tmax (h) Median (min, max)	2.5 (1.5-3.5)	3.0 (1.5-4.0)

Important Abbreviations and Endpoints in AUD Clinical Trials

Abbrev.	Description/Endpoint	Comment/Regulatory
Drink	• U.S. "standard drink" any beverage containing 0.6 fl oz or 14 grams pure alcohol typically found in (12 oz regular beer, 5 oz wine, 1.5 oz distilled spirits)	
TAC	• Total Alcohol Consumption: The total amount of alcohol consumed in a month (raw data is drinks, then converted with a multiple factor	Endpoint recognized by EMA only, not FDA
DDD	• Drinks per Drinking Day: The number of standard alcoholic drinks consumed by an individual on non-abstinent days	Adial's planned eligibility criteria ≤10 DDD
HD	• Heavy Drinking: U.S. threshold is ≥ 5 drinks per day or ≥ 15 per week for men and ≥4 drinks per day or ≥8 per week for women	HD correlates with falls & dose-dependent increases in cancers, liver & heart disease
HDD	• Heavy Drinking Days: Number of days in a month an individual consumes > the threshold for "heavy drinking"	
PDHD	• Percentage of Days Heavy Drinking: Percentage heavy drinking days relative to the total number of days in the study	
PHDD	• Percentage change in Heavy Drinking Days: Change from baseline in number of HDD expressed as a percentage	This is not a recognized endpoint by either the EMA nor FDA
PNHDD	• Percentage of No Heavy Drinking Days: Percentage of days in a month that a subject had no heavy drinking. This is Adial's planned Ph 3 endpoint (mos. 5 and 6)	Only harm reduction endpoint the FDA recognizes at this time (e.g., vs abstinence)
PDA	• Percent of Days Abstinent: Percentage of days with no alcohol consumption relative to the total number of days in the study	Acceptable FDA Endpoint
DRL	• Change in Drinking Risk Level (DRL): DRLs are defined by the WHO as low, medium, or high-risk. The NIAAA has suggested that a	NIAAA suggests a 2-category change in DRL as viable primary endpoint for AUD trials

AD-04 Phase 2 Trial Overview (NCT00000443)

- **Trial design:** A randomized, two-center, parallel-group, placebo-controlled study to (1) evaluate the efficacy, safety, and tolerability of AD-04 (ondansetron) as a treatment for alcohol dependent patients, to assess whether early- versus late- onset alcoholism and select human serotonin transporter genotypes predict treatment outcomes

Phase 2

Subjects (*n*) = 271



Selected Eligibility Criteria
• DSM-4 Alcoholism
• >=3 DDD
• Early-onset alcoholism subjects must have an anti-social personality disorder diagnosis
• No substance dependence diagnosis
• No narcotic use in 30 days prior to study
• No history of psychiatric disorders (except nicotine dependence)
Single-blind placebo
Age of Onset (Early vs Late)
Genetic Testing (SLC6A4;LL,SS,SL and rs1042173; TT, TG or GG)
Drinks per Drinking Day ≤ 7.99 vs ≥8.00
Classified to 1 of 12 groups (2×2 x 3) factorial combinations
Randomize
Ondansetron (4 mcg/kg twice daily [b.i.d.])
Placebo
Data Base Lock
*Phase 3 Endpoints DDD, PDA, PDHD, and Genetic Testing of LL/TT + SNPs of 5-HT3A and 5-HT3B [after dB lock]
Lead-In (1 week)
Treatment (11 weeks)

Primary End Points
- Drinks per Drinking Day (DDD)
- Percent Days Abstinent (PDA)

Secondary End Point
- Carbohydrate-Deficient Transferring (CDT) concentration
- Gamma Glutamyl Transferase (GGT) concentration

*After completion of the study, a planned additional analysis to inform Phase 3 trial design was conducted including the correlation between genotypes and drinking outcomes, PDHD and multiple single nucleotide polymorphisms (SNPs) located on the 5-HT3A and 5-HT3B subunit genes.

AD-04 Phase 3 Trial (ONWARD) [NCT-04101227]

Adial PHARMACEUTICALS

Trial design: A randomized, double-blind, placebo-controlled, parallel-group multicenter study to evaluate the efficacy, safety, and tolerability of AD-04 (ondansetron) as a treatment in heavy drinking adults with selected polymorphisms in the serotonin transporter and receptor genes.

Phase 3

Selected Eligibility Criteria

- >= 6 HDDs in 4 weeks prior to Baseline Visit[1]
- >= 40g EtOH per day for males or >= 20g EtOH for females 4 weeks prior to Screening Visit
- <= 14 consecutive abstinent days
- DSM-V Moderate- or Severe- AUD
- No withdrawal symptoms
- No in-patient nor out-patient treatment w/in 28 days prior to Baseline Visit


Subjects (n)= 302
5HT-3 positive genotype defined as any of the following:
rs47955441-LL (5'-HTTLPR) & rs1042173 - TT (3'-UTR of SLC64A)
rs1150226-AG SNP (5-HT3A)
rs1176713-GG SNP (5-HT3A)
rs17614942-AC SNP (5-HT3B)
>=10 DDD
< 10 DDD
RANDOMIZE
0.33mg AD-04 BID + psychosocial counseling
Placebo BID + psychosocial counseling
Grace Period (4 months)
Assessment Period (2 months)

Primary End Point

- PHDD change from baseline (months 5 & 6)

Secondary End Point

- PHDD change from baseline (months 1, 2, 3, 4, 5, 6)
- AUD symptoms and clinical status (mild, moderate, or severe)
- DRL (1-level categorical shift)
- DRL (2-level categorical shift)
- Total Alcohol Consumption (TAC)
- PHQ-9
- Risk alcohol consumption
- % Reduction in TAC
- % Non-Drinking Days (PNDD)
- DDD

Notes:
1. HDD == Heavy Drinking Day. EtOH == Alcohol. HDD is defined as >= 60g of EtOH for males and >=40g of EtOH for females

Specific Patient Sub-Groups Responded Well Based on U.S. Endpoint

FDA Endpoint

Responder Analysis, defined as the percentage of patients with ***0 HDDs*** in the treatment arm versus placebo at months 5 and 6

Key Findings: Post Hoc Data Analysis Based on U.S. Endpoint (Patients in Group 1: Heavy drinker)

- **AG+ genotype group showed statistically significant separation from placebo (p=0.0210 at Months 5 & 6)**
- The percentage of 0 HDD patients in the treatment arm appears to increase linearly over the study period of 6 months

Responder Analysis[1] (AG+ <10DDD)



80%
70%
60%
50%
40%
30%
20%
10%
0%
0 HDD Pct
26%
41%
41%
55%
61%
69%
22%
24%
25%
35%
27%
38%
R² = 0.9575
R² = 0.6439
1
2
3
4
5
6
Study Month
AD04
Linear (AD04)
PBO
Linear (PBO)

Responder Analysis (Genotype + <10DDD) [3]

Genotype	Treatment Arm [2]	Placebo Arm	Total	P-Value at Months 5 & 6
AG+	37	**30**	**67**	**0.0210**
LL+/TT+	29	29	58	0.619
AC+	25	25	50	0.329
GG+	12	12	24	0.116

Source: Company filings, presentations.
Note: DDD = Drinks per Drinking Day; HDD = Heavy Drinking Day; PHDD = Percentage of Heavy Drinking Days; EtOH = Alcohol. HDD is defined as >= 60g of EtOH for M and >=40g of EtOH for FM; ctrl = controlled.
(1) Responder analysis is defined as the percentage of patients with 0 HDDs in the treatment arm versus placebo at a specific time point.
(2) The U.S. responder analysis excludes individuals who did not have recorded measurements during the assessment period which in turn results in lower sample sizes for some genotypes.
(3) Adial analysis of Phase 3 Trial results

ONWARD Trial: Signals of Treatment Impact

EU multisite RCT of AD-04 in patients with AUD (total N=328)



PNHDD by Genotype
49%
22%
21 of 43
8 of 37
24%
7%
4 of 17
2 of 30
47%
32%
14 of 30
10 of 31
23%
28%
9 of 39
11 of 39
AG
n=80
GG
n=37
AC
n=61
LL/TT
n=78
Active
Placebo

Percent No HDDs in Months 5 and 6 in Patients with DDD <10 DDD

Treatment response in AG+ subgroup with marked difference in the percentage of patients with 0 HDDs (there is also a potential signal in the GG group, but n is very small)

SNP/ Genotype	Total *(n)*	*Active*			*Placebo*			*Treatment Effect*	
		(n)	PNHDD (n)	PNHDD (%)	(n)	PNHDD (n)	PNHDD (%)	PNHDD Diff *(N)*	PNHDD Change (%)
AG	80	43	21	**49**	37	8	**22**	13	**123%**
GG	37	17	4	**24**	30	2	**7**	2	**253%**
AC	61	30	14	**47**	31	10	**32**	4	**45%**
LL/TT	78	39	9	**23**	39	11	**28**	(2)	**(18%)**

Note: data analyzed using prespecified statistical methodology

Analysis of the AG genotype in the Ph 2 study, also showed a marked difference from Placebo in PNHDD

Results consistent with the ONWARD trial

PHDD, TAC, and PNHDD Results by Genotype, in Subjects <10 DDD

Genotype	Study Phase	N	Mo	PHDD[1] % Difference*	PHDD[1] P value	TAC % Difference*	TAC P value	PNHDD Responder (post-hoc) N	PNHDD Responder (post-hoc) P value
AG+	2	26	3	**-25.95**	**0.0377**	-	-	26	**0.031**
	3	80	5 & 6	**-12.07**	**0.0235**	-6.27	0.2392	78	**0.021**
			6	-13.46	0.0114	-7.60	0.1579	n/a	n/a
GG+	2	6	3	-28.44	0.2674	-	-	6	n/a
	3	37	5 & 6	-11.27	0.2507	-16.67	0.052	37	0.116
			6	-11.92	0.2484	-17.64	0.039	n/a	n/a
AC+	2	22	3	-17.67	0.2626	-	-	22	0.047
	3	61	5 & 6	-12.51	0.0311	-8.25	0.15	61	0.329
			6	-14.37	0.0183	-10.67	0.07	n/a	n/a
LL/TT+	2	23	3	4.92	0.6765	-	-	23	**0.785**
	3	77	5 & 6	-3.32	0.6084	1.25	0.83	78	**0.619**
			6	-3.99	0.5520	1.44	0.81	n/a	n/a

AG+ group achieved statistical significance for PNHDD in both P2 and ONWARD trials

The GG+ group had too few patients in P2 to assess and missed P3

The LL/TT+ group did not achieve statistical significance for PNHDD in the P2 the P3 trials

1. Note: Phase 2 PHDD results are *post-hoc*

ONWARD Trial Response Curves by Genotype in Patients with <10 DDD


HDDs by Study Month
AG- M/F, <10 DDD
Avg HDD
Tx Arm Count
Study Month
17.23
7.35
6.17
4.51
4.00
3.03
2.37
7.34
Tx Arm Count
AD04
PBO

AG consistently separated from placebo


HDDs by Study Month
AC - M/F, <10 DDD
Avg HDD
Tx Arm Count
Study Month
16.60
7.37
5.78
3.50
2.74
2.48
1.67
6.36
Tx Arm Count
AD04
PBO


HDDs by Study Month
GG-M/F, <10 DDD
Avg HDD
Tx Arm Count
Study Month
18.94
8.29
6.41
8.80
7.07
5.69
5.17
7.00
Tx Arm Count
AD04
PBO

LL/TT consistently showed *no* response relative to placebo


HDDs by Study Month
LT- M/F, <10 DDD
Avg HDD
Tx Arm Count
Study Month
19.56
9.31
8.47
8.66
7.26
6.07
5.61
5.75
Tx Arm Count
AD04
PBO

AD-04 Evidence Based Summary of Product Attributes

Mechanism of Action	• Mechanism validated across a range of invitro and in vivo pre-clinical and human studies.
Clinical Pharmacology	• Adial Phase 1 BA study- demonstrated excellent PK; twice-daily oral formulation, will rely on weight of historical data package for approval and no additional studies planned
Therapeutic Dose	• Broad range of doses have been evaluated in AUD (.25 mg to 16 mg) to support dose selected for Phase 3 efficacy trials • Dose: One tablet (0.33mg) orally, twice daily (BID) in Adults
Safety	• AE's similar to placebo in >600 patients from safety data base, with 1 to 6 mos.+ exposure
Tolerability/Side Effects	• Good tolerability and AD-04 SE profile comparable to placebo in AUD studies
Clinical Efficacy	• Treatment associated with a positive therapeutic signal in pre-clinical models and across multiple endpoints in patients with AUD (+POC in large scale RCT's) clinical Phase 3 registration program to confirm
Onset of action	• Several studies reveal single dose effects on symptoms and acute responses to alcohol consumption tests, positive effects build over time with initial statistical separation of the treatment group from placebo by month 2 (e.g. AG+ in <10DDD). • Individual patient data/analysis and Ph 3 designed to provide more granularity re onset
Duration of Effect or Maintenance of efficacy (MOE)	• Extension data from Phase 3 efficacy trials will inform duration of effect or MOE (potential for label expansion)
Genetic Bio-markers	• Select genotypes of 5HT-3 receptor genes and human serotonin transporter gene are associated with a positive response to treatment. • Clinical Ph 3 registration program to confirm significant relationship between key genotype and efficacy signal demonstrated in development program and POC studies.
Companion Diagnostic (CDx)	• Development of CDx conducted in parallel to registration program with validation of CDx through inclusion in Phase 3 program. CDx to be available at or shortly after launch

Patients are Not Satisfied with Current Options

Adial's market research indicates that patients are not satisfied with current options

They Do Not Want

- Side effects
- Painful injections
- Public humiliation by admission of problem
- Numerous visits to a doctor or other therapies
- Self help group sessions

They Want Their Life Improved

- Stick to their drinking plan
- Not fight with friends and family
- Not embarrass themselves
- Not feel bad the next day
- Not miss work and other events in their life
- Avoid other negative consequences (e.g. auto accidents, etc.)
- Reduce the monetary costs
- Attend events where there is alcohol

Patients want to live their current life but with control and dignity; they do not want a life make-over

AD04 is Designed to Meet the Market Need

Management of Heavy Drinking

New Mechanism Action: Treatment of Alcohol Use Disorder (AUD)

AD04 Designed To Curb Alcohol Intake by Reducing Craving

AD04 is a Near Micro-Dose (0.33 mg/tablet) Formulation of Ondansetron.

Ondansetron (brand name: Zofran), widely used for nausea since 1991, is well-characterized, has a good safety profile at high doses (from 4 mg oral to 16 mg i.v.). AD04 is a genetically targeted precision medication intended to reduce drinking in patients with specific genotypes.

Clinical Trial Results and Post-Hoc Analysis Demonstrated that ADO4 Reduces Craving in Heavy Drinkers. AD04 reduced heavy drinking days (HDDs) by 86% among heavy drinkers[1] and eliminated HDDs in 48% of subjects who possessed the AG+ genotype.[2] These results are thought to be due to AD04's suppression of the craving and pleasure derived from alcohol by affecting the 5HT3 system (serotonin signaling and dopamine release).

Parallels Can be Drawn Between Semaglutide and AD04 Mechanisms of Action. There has been significant adoption of Semaglutide for weight loss, which interacts with the parts of the brain that suppress appetite. Interestingly, Semaglutide and AD04 share a feature in common, which may promote a better understanding of AD04's Mechanism of Action on drinking, as they both impact parts of the brain that curb craving.

1. The NIAAA defines Heavy Drinkers as follows: Men who consume 5 or more drinks on any day or 15 or more per week or women who consume 4 or more on any day or 8 or more per week.
2. Post-Hoc analysis of ONWARD trial

AD04 is Designed to Meet the Market Need

Management of Heavy Drinking

A new approach for patients who desire to control drinking but cannot or will not undertake existing treatment options.

Reduction of Heavy Drinking Target Indication

Ends need for abstinence, a major hurdle in starting & continuing pharmacologic therapy

Good Safety Profile, High Tolerability

Ondansetron brings 20+ year record of acute clinical use with positive safety and tolerability profile

Lowers the Stigma of AUD and Empowers the Patient

Takes treatment from detox clinics & group therapy -- realizes patients' desire of reduced drinking

Oral Daily Dosing (twice-a-day now, once-a-day expected)

Patient compliance, ease of use & increased effect

Genetic Tests for Precision Medicine

Genetic biomarker test identifies the patients likely to benefit from AD04

Genetic Test Expected to Drive Market Uptake

Precision Medicine Enables:

- Physician conversation with patient
- First step is a test vs a drug
- Patient more likely to engage treatment after positive genetic test
- Potential of increased compliance resulting in maximal effect



The genetic test is expected to increase prescription fill rate and compliance

AUD Competitive Set/ Indications

Product (molecule)	Brand	Indication
naltrexone	REVIA	REVIA is indicated in the treatment of alcohol dependence and for the blocade of the effects of exogenously administered opioids REVIA has not been shown to provide any therapeutic benefit expect as part of an appropriate plan of management for the addictions
acamprosate	CAMPRAL	CAMPRAL is indicated for the maintenance of abstinence from alcohol in patients with alcohol dependence who are abstinent at treatment initiation. Treatment with CAMPRAL should be part of a comprehensive management program that includes psychosocial support. The efficacy of CAMPRAL in promoting abstinence has not been demonstrated in subjects who have not undergone detoxification and not achieved alcohol abstinence prior to beginning CAMPRAL treatment. The efficacy of CAMPRAL in promoting abstinence from alcohol in polysubstance abusers has not been adequately assessed.
disulfiram	ANTABUSE	Disulfiram is an aid to the management of selected chronic alcohol patients who want to remain in a state of enforced sobriety so that supportive and psychotherapeutic treatment may be applied to the best advantage. Disulfiram is not a cure for alcoholism. When used alone, without proper motivation and supportive therapy, it is unlikely it will have any substantive effect on the drinking pattern of the chronic alcoholic.
naltrexone depot	VIVITROL	VIVITROL contains naltrexone, an opioid antagonist, and is indicated for the treatment of alcohol dependence in patients who are able to abstain from alcohol in an outpatient setting prior to initiation of treatment with VIVITROL. Patients should not be actively drinking at the time of initial VIVITROL administration. VIVITROL is indicated for the prevention of relapse to opioid dependence, following opioid detoxification VIVITROL should be part of a comprehensive management program that includes psychosocial support.
ondansetron	**AD-04**	**AD-04 is indicated for the reduction of heavy drinking days in patients who drink less than 10 drinks per drinking day, have at least 6 heavy drinking days per month, and have either of the following SNPs on the gene encoding the 5-HT3A receptor subunit: rs1150226-AG or rs1176713-GG.** **Patients do not have to be abstinent prior to AD-04 treatment initiation.** **AD-04 should be part of a program that includes psychosocial support.[1]**

1. Potential future label after approval

AD-04 Expected Unique Profile
Compared to Currently Approved Products

Key expected unique selling points drive AD-04 differentiation – Expected to meet patient needs

	AD-04*	EU only Selincro**	Vivitrol	Campral	Revia	Antabuse
Novel Mechanism of Action	✓	✗	✗	✗	✗	✗
Oral Dosing	✓	✓	✗	✓	✓	✓
Designed to reduce Heavy Drinking	✓	✓	✓	✗	✗	✗
No Abstinence Requirement	✓	✓	✗	✗	✗	✗
Genetic Targeting	✓	✗	✗	✗	✗	✗

AD-04 addresses key unmet medical needs in AUD market

*AD-04 is not yet approved for marketing and product characteristics shown as those expected based on currently available data and current plans. In all cases, the characteristics shown are fully qualified based on future data and regulatory approval.

** Taken as needed; all others are on a time regiment of at least daily or are a monthly injection (i.e. Vivitrol)..

Opportunity to Change Treatment in AUD

AUD is a complex, multi-faceted disease

- A person's risk for developing AUD depends in part on how much, how often, and how quickly they consume alcohol.
- Alcohol mis-use is a risk factor for AUD and includes binge drinking and heavy alcohol use in a manner, situation, amount, or frequency that could cause harm to the person who drinks or to those around them.
- Mis-use of alcohol, and Mild- to Moderate- AUD represent the majority of cases. In general, these patients do not seek treatment or receive treatment, unless they capture the attention of the medical system inadvertently and are referred to treatment as a result

Market Strategy

- Patients with ***Moderate-AUD represent the largest unmet opportunity*** as they are drinking at unhealthy levels and with time are at risk of functional impairment
- ***Severe-AUD patients represent the vast majority of patients receiving treatment*** and present the largest socio-economic burden
- Therefore, ***our future commercial strategy after approval of AD04 focuses on the Moderate- and Severe- AUD population and the addiction specialists and psychiatrists that treat these patients***
- Longer-term, we believe there is ***considerable upside in expanding treatment to the mild-AUD patients*** with AD-04 as harm-reduction becomes widely adopted, and for those with few but severe symptoms.

Leadership

Experienced personnel in key positions

Management Team



Cary Claiborne

Chief Executive Officer, Director



Tony Goodman

Chief Operating Officer, Director



Brigitte Robertson, MD

Acting Chief Medical Officer



Vinay Shah

Chief Financial Officer



John R. Martin, JD

Chief Legal Officer

Board of Directors



Kevin Schuyler
Chairman of the Board
Senior Managing Director,
Cornerstone Partners



Robin Gilliland
Member, Board of Directors



J. Kermit Anderson
Chief Financial Officer & Vice President,
Cumberland Development Company;



James W. Newman, Jr.
Chairman & President,
Medical Predictive Science Corp